Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-190543, 333-186812, 333-152301, 333-141100 and 333-121883) and Form S-8 (Nos. 333-190533, 333-1267574, 333-130337 and 333-161409) of Medical Properties Trust, Inc. of our report dated March 3, 2014 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Birmingham, Alabama

March 3, 2014